EXHIBIT 99.1

Codorus Valley Bancorp, Inc. to Hold Previously Announced May 19, 2020 Annual Meeting of Shareholders by Virtual Means Due to Coronavirus Concerns

York, PA -- April 20, 2020 – Codorus Valley Bancorp, Inc. (Nasdaq: CVLY)

Codorus Valley Bancorp, Inc. (the “Company”) today announced that, due to the continuing public health concerns relating to the coronavirus (COVID-19) pandemic, and to protect the health and well-being of its shareholders, employees, and other stakeholders, the Company's 2020 annual shareholder meeting will now be held virtually. A proxy statement supplement will be filed today with the Securities Exchange Commission with additional information concerning the virtual meeting, which we urge shareholders to read in its entirety.

Although shareholders will not be able to attend the annual meeting in person, virtual attendance capabilities will provide shareholders the ability to participate and ask questions during the meeting. Additionally, the Company's shareholders will be deemed to be "present" if they access the annual meeting through the virtual platform and they will be able to vote their shares at the annual meeting, or revoke or change a previously submitted vote, through the virtual platform.

The virtual meeting will be held on the same date and time as previously announced, May 19, 2020 at 9:00 a.m. (local time). As described in the proxy materials for the annual meeting previously distributed, the Company's shareholders are entitled to participate in the annual meeting if they were a shareholder of record as of the close of business on February 26, 2020, which is the record date for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the information provided in this announcement and may continue to be used to vote each shareholder's shares in connection with the annual meeting. If you have already voted, no additional action is required.

Shareholders will be able to attend the meeting online, vote their shares electronically, and submit their questions during the meeting by visiting: www.virtualshareholdermeeting.com/CVLY2020. To be admitted, you must enter the control number found on the proxy card, voting instruction form or notice that you received previously. In light of the foregoing, the Company urges shareholders to consider voting and submitting proxies in advance of the annual meeting using one of the available methods described in the proxy materials previously provided to the Company's shareholders.

About Codorus Valley Bancorp, Inc.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. In addition to a full range of business and consumer banking services, the Corporation also offers mortgage banking and wealth management services through offices located in York, Cumberland and Lancaster Counties in Pennsylvania, and in Baltimore and Harford Counties, and Baltimore City in Maryland. Additional information can be found on PeoplesBank’s website at www.peoplesbanknet.com. Codorus Valley Bancorp, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol CVLY.

Forward-looking Statements

Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Corporation and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this Press Release, the Corporation is making forward-looking statements. Note that many factors could affect the future financial results of the Corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. The Corporation provides greater detail regarding these as well as other factors in its 2019 Form 10-K, including the Risk Factors section of that report, and in its subsequent SEC filings. The Corporation undertakes no obligation to update or revise any forward-looking statements.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc
Larry J. Miller, Chairman, President and CEO	Larry D. Pickett, CPA – Treasurer
717-747-1500	717-747-1502
lmiller@peoplesbanknet.com	lpickett@peoplesbanknet.com